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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 of Registration Statement 333-42365 of SmarTalk TeleServices, Inc. of our report dated April 4, 1997 (except with respect to the matter discussed in Notes 1, 3(a), 4(d), 5 and 9, as to which the date is May 24, 1997 and to the matter discussed in Note 1(c), as to which the date is November 24, 1997) on the financial statements of SmarTel Communications, Inc. and subsidiaries (the Company) as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996, included in the Form 8-K dated November 24, 1997, and to all references to our firm contained in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedure subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 2, 1998